UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2012 (July 30, 2012)

Stanley Black & Decker, Inc.

(Exact Name of Registrant as Specified in its Charter)

CONNECTICUT	1-5244	06-0548860
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Stanley Drive New Britain, Connecticut		06053
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (860) 225-5111

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 30, 2012, Stanley Black & Decker, Inc. (the “Company”) announced the reference yield and the total consideration for each series of Notes (as defined below) subject to its previously announced tender offer (the “Tender Offer”) to purchase for cash, subject to certain terms and conditions, any and all of the $250 million outstanding aggregate principal amount of 6.15% Notes due 2013 (the “6.15% Notes”) issued by the Company, and any and all of the $350 million outstanding aggregate principal amount of 8.95% Senior Notes due 2014 (the “8.95% Notes”) and the $300 million outstanding aggregate principal amount of 4.75% Senior Notes due 2014 (together with the 6.15% Notes and the 8.95% Notes, the “Notes”) issued by The Black & Decker Corporation, a Maryland corporation and wholly owned subsidiary of the Company, from each registered holder of any of the Notes. The Tender Offer is scheduled to expire at 11:59 p.m., New York City time, on July 30, 2012, unless extended. Holders of Notes subject to the Tender Offer must tender and not withdraw their Notes before its expiration date to be eligible to receive the total consideration.

The pricing information for the Tender Offer was calculated as of 2:00 p.m., New York City time, on July 30, 2012, and is summarized in the table below:

Issuer (1)	CUSIP No.	Security Description	Fixed Spread	Tender Offer Yield	Total Consideration (for each $1,000 principal amount)
SBD	854616AN9	6.15% Notes due 2013	50 bps	0.702%	$1,063.18
BDC	091797AP5	8.95% Senior Notes due 2014	50 bps	0.739%	$1,138.89
BDC	091797AM2	4.75% Senior Notes due 2014	15 bps	0.410%	$1,097.10

(1)	“SBD” means Stanley Black & Decker, Inc. and “BDC” means The Black & Decker Corporation, a Maryland corporation and wholly owned subsidiary of SBD.

The detailed methodology for calculating the total consideration for validly tendered Notes is outlined in the Company’s Offer to Purchase and related Letter of Transmittal, each dated July 24, 2012 (together, the “Tender Offer Materials”), which are available from the information agent as set forth below. In addition to the total consideration, the Company will also pay accrued and unpaid interest on the Notes purchased from the last interest payment date up to, but not including, the settlement date, which is currently expected to be Tuesday, July 31, 2012.

The Company has retained Citigroup Global Markets Inc. to serve as the Dealer Manager for the Tender Offer. The Company has retained Global Bondholder Services Corporation to serve as the Depositary and Information Agent for the Tender Offer. Questions regarding the Tender Offer may be directed to Citigroup Global Markets Inc. at 390 Greenwich Street, New York, New York, 10013, Attn: Liability Management Group, (800) 558-3745 (toll-free), (212) 723-6106 (collect). Requests for the Tender Offer Materials may be directed to Global Bondholder Services Corporation at 65 Broadway, Suite 404, New York, New York, 10006, (212) 430-3774 (for banks and brokers) or (866) 612-1500 (for all others).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY BLACK & DECKER, INC.

By:	/s/ Bruce H. Beatt
	Name:	Bruce H. Beatt
	Title:	Senior Vice President, General Counsel and Secretary

Dated: July 30, 2012